UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2024

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 328-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a Form 8-K filed with the Securities and Exchange Commission on August 30, 2024, Talos Energy Inc. (the “Company”) previously reported Timothy S. Duncan departed his role as President and Chief Executive Officer of the Company and Joseph A. Mills was appointed as Interim Chief Executive Officer and President of the Company, in each case, effective August 29, 2024.

Joseph A. Mills

As a result of Mr. Mills’ appointment, the compensation committee of the board of directors of the Company (the “Board”) determined that (i) Mr. Mills’ base salary will be $800,000, effective August 29, 2024, prorated for 2024 and (ii) the Company will grant (a) 43,630 restricted stock units (“RSUs”) pursuant to the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, which RSUs shall vest on the earlier to occur of (A) December 31, 2024 and (B) the date the Company appoints a new Chief Executive Officer and President and Mr. Mills ceases to serve in that role; provided, that Mr. Mills completes tasks reasonably requested by the Board to ensure a smooth transition of the role of Chief Executive Officer and President from Mr. Mills to his successor. Additionally, Mr. Mills agreed to forfeit 4,273 RSUs that he was granted in 2024 for his service as a non-employee member of the Board. The forfeited RSUs represent the amount that would have been applicable to his service as a non-employee member of the Board from August 29, 2024 to December 31, 2024.

The foregoing description of the Mr. Mills’ RSUs and cancellation of his director RSUs is only a summary and is qualified in its entirety by the terms of such RSU grant notice and agreement and RSU cancellation agreement, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Timothy S. Duncan

In connection with his termination, the Company entered into a Separation and Release Agreement with Mr. Duncan on November 1, 2024 (the “Agreement”), pursuant to which Mr. Duncan releases the Company and its affiliates from certain liabilities and affirms the restrictive covenants with which he has an obligation to comply, and the Company, in turn, confirms that it will (i) provide Mr. Duncan with the payments and benefits pursuant to the terms and conditions of the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Severance Plan”) and the terms and conditions of Mr. Duncan’s outstanding 2022 and 2023 award agreements (the “Existing Equity Awards”) and (ii) grant a stock award and performance stock unit (“PSU”) award (the “2024 Award Agreements”) to Mr. Duncan. In connection with his entry into the Agreement, Mr. Duncan also resigned as a member of the Board.

The payments and benefits that Mr. Duncan has a right to, upon a qualifying termination without cause of a Tier 1 participant under the Severance Plan, are as follows: (i) a lump-sum cash payment equal to 2 times the sum of (a) his annualized base salary and (b) the target amount for his annual cash bonus; (ii) a pro-rated bonus for 2024, based on actual performance and paid at the time such bonuses are paid to other executives of the Company; and (iii) partially subsidized continuation coverage for himself, his spouse and eligible dependents under the Company’s health plans for up to 24 months. Additionally, pursuant to the Existing Equity Awards, upon a termination without cause Mr. Duncan is entitled to accelerated vesting and settlement of his outstanding unvested RSUs that would have vested within the 12-month period following his termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of his PSUs granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. Pursuant to the 2024 Award Agreements, the Company also granted Mr. Duncan (A) a stock award of 28,519 shares of the Company’s common stock and (B) a PSU award of 38,844 PSUs, which PSUs are eligible to performance vest based on the Company’s relative and absolute total shareholder return from the period commencing January 1, 2024 to December 31, 2026.

Other than as provided above, no new or additional benefits or compensation in excess of what Mr. Duncan has a legal right to in connection with a termination by the Company without cause will be provided to Mr. Duncan in connection with his termination of employment. The foregoing description of the Agreement and the additional equity awards is only a summary and is qualified in its entirety by the terms of the Agreement and award agreements, copies of which are filed hereto as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1†	Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement by and between the Company and Joseph A. Mills, effective November 1, 2024.

10.2†	RSU Cancellation and Release Agreement by and between the Company and Joseph A. Mills, effective November 1, 2024.

10.3†	Separation and Release Agreement by and between the Company and Timothy S. Duncan, effective November 1, 2024.

10.4†	Performance Share Unit Grant Notice and Performance Share Unit Agreement by and between the Company and Timothy S. Duncan, effective November 1, 2024.

10.5†	Stock Award Grant Notice and Stock Award Agreement by and between the Company and Timothy S. Duncan, effective November 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Identifies management contracts and compensatory plans or arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary